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                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

           AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................





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NEWS RELEASE

         AMERICAN RESIDENTIAL URGES STOCKHOLDERS TO VOTE THE WHITE PROXY
       CARD IN SUPPORT OF THE COMPANY'S PROPOSAL TO FOCUS THE COMPANY ON
                         THE MORTGAGE BANKING BUSINESS

                              ---------------------

           THE COMPANY ALSO ANNOUNCES CONTINUED EXPANSION OF ITS LOAN
                              ORIGINATION NETWORK

(San Diego, California--July 2, 2002) American Residential Investment Trust, Inc. (NYSE: INV) yesterday sent the attached letter reiterating its Board of Directors' unanimous recommendation that stockholders vote their white proxy cards to approve the Company's new strategic business plan, under which the Company would de-REIT in order to fully implement its transition to a Mortgage Banking company.

As noted in the attached letter, the Company's mortgage loan origination subsidiary, American Mortgage Network, or AmNet, has opened a new Tampa, Florida center and hired managers for two new loan production centers located in Denver, Colorado and Minneapolis, Minnesota. The new Denver and Minneapolis regional centers are expected to become operational in the third quarter of 2002. AmNet currently operates four origination centers in California, as well as regional centers located in Oregon, Washington, Connecticut and Georgia.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements regarding expected office openings. Actual results and the timing of certain events could differ materially from those projected in or contemplated by these forward-looking statements due to a number of factors, including but not limited to: general economic conditions; the availability of suitable mortgage assets; the availability of financing for the origination mortgage loans; the impact of leverage; the Company's liquidity position and other risk factors outlined in American Residential Investment Trust's SEC reports. For information with regard to additional forward looking statements that involve certain risks and uncertainties, reference is made to the information contained under the heading "Safe Harbor Statement" in the document being released with the letter to stockholders under cover of this press release.




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              [American Residential Investment Trust Letterhead]

                   VOTE THE ENCLOSED WHITE PROXY CARD TODAY!

                                                                    July 1, 2002

Dear Fellow Stockholder:

    On June 21, 2002, we wrote to you about the efforts of the Patterson Group to derail our strategic business plan. The Patterson Group continues to attempt to confuse and mislead you in their proxy materials which you will receive shortly. DON'T BE MISLED BY THE PATTERSON GROUP RHETORIC. We urge you to disregard any green proxy card you may receive and to vote FOR our strategic business plan on the enclosed WHITE proxy card.

    NOTWITHSTANDING THE MISCHARACTERIZATIONS CONTAINED IN THE PATTERSON GROUP'S MATERIALS, IT IS IMPORTANT TO REMEMBER THAT THE FUNDAMENTAL QUESTION YOU ARE BEING ASKED TO DECIDE IS WHETHER THE STOCKHOLDERS OF AMERICAN RESIDENTIAL WILL BE BETTER OFF AS INVESTORS IN A REAL ESTATE INVESTMENT TRUST OR A MORTGAGE BANKING COMPANY. As your Board of Directors and as fellow stockholders, we have decided that the best path toward maximizing stockholder value lies in redirecting the Company's resources into the Mortgage Banking business. The Board is seeking your support to fully implement this strategy and we urge you to sign, date and return the enclosed WHITE proxy card today.

    We fully understand that many of you invested in the Company in anticipation of receiving a dividend on a regular basis. However, we were forced to eliminate the dividend in 2000 and it appears unlikely that we will be able to pay a dividend in the future. Nevertheless, we are convinced that we can increase the value of your stock by shedding our REIT status and focusing on the Mortgage Banking business. As you know, smaller-cap REITs like ours have faced many challenges over the last four years. SEVERAL REITS HAVE BEEN CLOSED OR MERGED BUT, AFTER YOUR BOARD, WITH THE ASSISTANCE OF AN OUTSIDE CONSULTANT, ON TWO SEPARATE OCCASIONS, EVALUATED THE COMPANY'S OPTIONS, IT CONCLUDED THAT THE BEST STRATEGY FOR ENHANCING STOCKHOLDER VALUE WAS TO ELIMINATE THE COMPANY'S REIT STATUS AND FOCUS ON THE MORTGAGE BANKING BUSINESS.







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              YOUR BOARD IS SEEKING YOUR SUPPORT FOR THE DECISIVE
               ACTIONS WE BELIEVE ARE NECESSARY TO MAXIMIZE VALUE
                          FOR ALL OF OUR STOCKHOLDERS

    WITH OUR MANAGEMENT TEAM'S PROVEN TRACK RECORD IN MANAGING AND BUILDING VALUE IN A MORTGAGE BANKING BUSINESS, YOUR BOARD IS CONVINCED THAT THE DECISION TO FOCUS THE COMPANY ON THE MORTGAGE BANKING BUSINESS IS THE BEST STRATEGIC MOVE FOR ALL STOCKHOLDERS. While the Patterson Group would like you to believe that our strategic business plan is a mere 'pet project,' nothing could be further from the truth. In fact, your entire Board, which is eminently qualified to evaluate the Company's alternatives, has endorsed the strategy of converting your Company from a REIT to a Mortgage Banking company, and your entire Board is fully confident that the current management team is singularly qualified to oversee this transition.

    American Mortgage Network, our subsidiary that is focused on Mortgage Banking, is on track with our internal projections and has enjoyed very exciting growth, as we outlined in our June 21, 2002 letter. We believe that American Mortgage Network will become operationally break-even by the fourth quarter of this year. Some of the key recent developments we believe are most promising include the opening of our Tampa Bay office and the hiring of production managers for our new Denver and Minneapolis regional centers. These centers are scheduled to be operational in the third quarter of 2002. In addition, we have launched a new website which allows mortgage brokers to transact with us over the Internet.

    Currently we have nine offices operating throughout the United States in regions selected for their combination of robust housing markets, low unemployment rates and diverse technology and manufacturing economic bases and we are actively seeking to expand this reach. WITH THE EXPERTISE OF OUR STAFF OF SEASONED MORTGAGE BANKING INDUSTRY PROFESSIONALS AND OUR FOCUS ON PROVIDING A FULL RANGE OF LOAN PRODUCTS FOR MORTGAGE BROKERS WE BELIEVE AMERICAN MORTGAGE NETWORK IS POISED TO TAKE ADVANTAGE OF A RESURGENT MORTGAGE MARKET.

    Promising as we believe these developments are, we cannot realize the potential that your Board and management see in this strategy so long as we remain a REIT. SO, THE FUNDAMENTAL QUESTION YOU HAVE TO DECIDE IS WHETHER YOU WANT THE COMPANY TO REMAIN A REIT OR FOCUS ITS RESOURCES ON MORTGAGE BANKING. THE BOARD UNANIMOUSLY BELIEVES THE LATTER WILL PROVIDE THE BEST OPPORTUNITY TO MAXIMIZE STOCKHOLDER VALUE.







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                    DON'T BE CONFUSED BY THE PATTERSON GROUP

    The Patterson Group has taken two fundamentally different positions in their proxy materials regarding the liquidation of the Company. First, in their definitive proxy statement filed with the SEC on June 21, 2002, they say they
'believe that investors would be better served if the Company liquidated....'
Then, in their letter to the stockholders dated June 24, 2002, they expressly deny that their proxy solicitation is designed to spur liquidation of the Company. C.E. Patterson himself is quoted as saying about MacKenzie Patterson, Inc. in a publicly available 'sponsor profile' that they 'purchase securities at a discount to their break-up/liquidation value, and then work aggressively to effect the break-up/liquidation' (emphasis added). YOU DECIDE -- WHAT IS
THE PATTERSON GROUP'S REAL AGENDA IN TRYING TO DE-RAIL OUR DE-REIT PROPOSAL?

    The Patterson Group's interest in focusing discussion on the Company's Rights Plan, or 'Poison Pill,' as well as their claims that our management team is 'entrenched,' are entirely consistent with MacKenzie Patterson's publicly stated investment strategy from the same 'sponsor profile': 'MPI's entire investment strategy revolves around the exit. From the time an investment is made, the firm is working toward liquidating the underlying assets to recover the asset value' (emphasis added). AS WE HAVE MAINTAINED, AND AS THE PATTERSON GROUP HAS CONCEDED IN ITS PROXY MATERIAL, LIQUIDATION OF THE COMPANY'S REIT ASSETS IS MOST LIKELY TO NET STOCKHOLDERS LITTLE, IF ANY, PREMIUM OVER TODAY'S STOCK PRICE. We also strongly oppose the Patterson Group's contention that your best interests would be served by the liquidation of the Company's Mortgage Banking operations, given that this business is only now beginning to realize its full potential. In light of MacKenzie Patterson's publicly-stated general investment strategy, we think you should not find it surprising that the Patterson Group would seek to dismantle any impediment to a quick liquidation irrespective of whether it maximizes value for other stockholders.

    YOUR BOARD MEMBERS CLEARLY UNDERSTAND THEIR FIDUCIARY OBLIGATION TO MAXIMIZE STOCKHOLDER VALUE. THEY WILL USE THE COMPANY'S RIGHTS PLAN TO ACHIEVE THAT OBJECTIVE, NOT TO ENTRENCH MANAGEMENT.

                      VOTE FOR THE COMPANY'S NEW DIRECTION
                         AS A MORTGAGE BANKING BUSINESS

    We believe that continuing to operate as a REIT would require substantial additional equity capital, which, if available, would significantly dilute existing stockholders. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT REFOCUSING THE COMPANY ON THE MORTGAGE BANKING BUSINESS IS THE BEST PATH TOWARD MAXIMIZING VALUE FOR ALL OF OUR STOCKHOLDERS.







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    WE STRONGLY URGE YOU TO DISCARD THE GREEN PROXY CARD FURNISHED BY THE
PATTERSON GROUP, AND RETURN THE ENCLOSED WHITE PROXY CARD IN ORDER TO ASSURE THE APPROVAL OF YOUR BOARD'S DE-REITING PLAN.

    Your Board thanks you for your continued interest in the Company and pledges to use maximum effort to move American Residential forward to benefit all stockholders. If you have any question or require assistance in voting, please call our proxy solicitor at (888) 410-7852.

On Behalf of Your Board of Directors

Sincerely,

/s/ John M. Robbins

John M. Robbins
Chairman and Chief Executive Officer




                             SAFE HARBOR STATEMENT

    Except for historical information contained herein, the information contained in this letter includes forward-looking statements that involve certain risks and uncertainties, as is more fully described under the caption "Safe Harbor Statement" in the document enclosed herewith.








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                              SAFE HARBOR STATEMENT

Except for historical information contained herein, the information contained in this letter may constitute forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements regarding American Residential's anticipated loan volumes, increases in the Company's stock prices, maximization of stock value and stockholder returns in the mortgage banking business, and growth, profitability and valuation of the Company and American Mortgage Network. Actual results and the timing of certain events could differ materially from those projected in or contemplated by these forward -looking statements due to a number of factors, including but not limited to: American Residential's limited history of engaging in the mortgage banking industry; general economic conditions; overall interest rates; the availability of financing for the origination of mortgage assets; the impact of leverage; American Residential's liquidity position; volatility in the commitments made to fund mortgages; and other risk factors included in American Residential's most recent report on Form 10-Q, report on Form 10-K for the year ended December 31, 2001, and other filings made with the Securities and Exchange Commission. All forward-looking statements included in this letter are based upon information available to American Residential as of the date hereof, and American Residential assumes no obligation to update any such forward-looking statements.


                             ADDITIONAL INFORMATION


PROPOSALS TO REQUEST THAT THE BOARD OF DIRECTORS REDEEM THE OUTSTANDING RIGHTS UNDER THE RIGHTS PLAN AND TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED BYLAWS

As the Company previously described in its letter to stockholders dated as of June 21, 2002, the Patterson Group has filed a Preliminary Proxy Statement with the SEC indicating that it intends to present two proposals at the Company's Annual Meeting. The first proposal recommends a request that the Company's Board of Directors redeem all Preferred Stock Purchase Rights issued and outstanding under the Rights Agreement, dated February 2, 1999, between the Company and American Stock Transfer & Trust Company. The other proposal recommends a director nomination amendment to the Bylaws of the Company that would require that a director can be nominated for re-election only if the director voted to approve the redemption or elimination of the Rights Plan within 180 days after the stockholders' approved the request to have the Board do so, if such request is approved by the stockholders.

If the Rights Agreement Proposal or Bylaw Amendment Proposal are properly brought before the Annual Meeting, the Company will present the proposals to its stockholders. With respect to the Bylaw Amendment Proposal, however, as previously noted in our Definitive Proxy Statement, we have obtained a reasoned opinion from Maryland counsel indicating that the Bylaw Amendment Proposal is not a proper proposal for stockholder action under Maryland law. If the Bylaw Amendment Proposal is properly brought before the Annual Meeting, and it receives the requisite vote to pass, namely a majority of the outstanding shares, then the Board never-the-less reserves its right to exercise its fiduciary duty and to take whatever action it deems necessary and appropriate, taking into consideration the reasoned opinion of Maryland counsel and such other factors as the Board determines to be relevant.

If either of these proposals are properly brought before the Annual Meeting, the persons named as Proxies on the enclosed WHITE proxy card intend to vote for or against each such proposal as the votes represented by such proxies so instruct. If no instructions are given, the named Proxies intend to vote the proxies AGAINST each of the proposals. If you previously voted on the WHITE proxy card delivered to you with the Company's Definitive Proxy Statement and you do not vote again on the WHITE proxy card enclosed with the June 21 letter or the WHITE proxy card enclosed in this letter (either of which will revoke your prior proxy card), your shares will not be voted AGAINST the proposals.








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IT IS VERY IMPORTANT THAT YOU DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED WHITE
PROXY CARD, FOR WHICH A RETURN STAMPED ENVELOPE IS PROVIDED.

The affirmative vote of a majority of the shares of outstanding common stock is required for approval of each of the proposals. Abstentions and broker non-votes, if any, will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes, if any, will have the same effect as a "No" vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE ADOPTION OF THE PROPOSAL TO REDEEM THE OUTSTANDING RIGHTS UNDER THE RIGHTS PLAN AND THE AMENDMENT TO THE AMENDED AND RESTATED BYLAWS.